EXHIBIT 21.1

SUBSIDIARIES OF MEDICAL DEVICE ALLIANCE INC.

Parallax Medical, Inc.

940 Disc Drive

Scotts Valley, CA 95066-4544 USA

Phone: 831.439.0130

Fax: 831.439.1725

LySonix, Inc.

5851 West Charleston Boulevard

Las Vegas, NV 89146 USA

Phone: 702.791.2910

Fax: 702.878.4510

MDA Capital, Inc.

5851 West Charleston Boulevard

Las Vegas, NV 89146 USA

Phone: 702.791.2910

Fax: 702.878.4510